Exhibit 99.3
INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of April 30,
	2005	2006
Current Assets
Cash and cash equivalents	$13,718,521	$16,768,372
Restricted cash and cash equivalents	35,870,686	18,171,534
Accounts receivable, net of allowance for doubtful accounts	577,476	565,420
Inventories, net of reserves	1,429,506	809,789
Prepaid expenses and other assets	860,189	372,774

Total current assets	52,456,378	36,687,889

Non-Current Assets
Property plant and equipment	285,362,479	300,320,136
Accumulated Depreciation	(53,641,405)	(71,385,662)

Property plant and equipment, net	231,721,074	228,934,474
Other Assets	195,213	42,003
Deferred financing costs	9,321,141	7,695,897

Total Assets	$293,693,806	$273,360,263

Liabilities and Equity
Current Liabilities
Accounts Payable	$2,673,507	$2,606,670
Construction accounts payable	8,145,734	2,274,874
Accrued expenses	11,005,212	10,760,344
Accrued interest	11,200,450	11,200,000
Advanced deposits	997,365	372,470
Current portion of long-term debt	254,007	3,250,329

Total current liabilities	34,276,275	30,464,687

Non-Current Liabilities
Long-term debt, net of current portion	201,274,181	211,530,149

Total liabilities	235,550,456	241,994,836

Contributed Capital	58,143,350	52,633,096
Retained earnings (deficit)	—	(21,267,669)

Total equity	58,143,350	31,365,427

Total liabilities and equity	$293,693,806	$273,360,263

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Years Ended April 30,
	2004	2005	2006
Revenues:
Gaming	$60,277,052	$64,254,312	$76,476,004
Hotel	—	1,168,484	10,860,411
Food and Beverage	5,614,672	6,368,994	12,260,170
Recreation and other	16,471,890	23,012,602	16,620,951

Gross Revenue	82,363,614	94,804,392	116,217,536

Less-Promotional Allowances	1,437,129	1,770,462	2,766,644

Net Revenue	80,926,485	93,033,930	113,450,892

Operating Expenses
Gaming	25,405,661	25,765,169	27,179,353
Reversal of accrued fees	(27,136,255)	—	—
Hotel expenses	119,722	651,118	5,180,746
Food and beverage	6,587,472	7,273,668	15,728,649
Recreation and other	10,701,499	15,434,816	12,378,385
Marketing	2,808,591	2,867,696	8,919,685
General and administrative	6,229,224	6,973,287	15,712,890
Health Insurance – Medical	902,621	1,408,164	2,014,038
Mescalero Apache pension	1,886,333	1,289,615	—
Mescalero Apache Telecom	289,182	231,592	144,813
Tribal Regulatory Fees	1,193,011	2,615,775	2,945,629
Pre-opening costs	3,071,982	8,323,930	—
Depreciation and amortization	4,930,236	7,269,578	17,779,316

Total Operating Expenses	36,989,279	80,104,408	107,983,504

Operating Income	43,937,206	12,929,522	5,467,388

Other Income (Expense)
Interest Income	801,266	657,110	442,172
Interest Expense	(5,251,687)	(11,543,860)	(26,840,510)
Other income (expense)	258,098	97,020	(336,719)

Total Other Income (expense)	(4,192,323)	(10,789,730)	(26,735,057)

Net Income (Loss)	$39,744,883	$2,139,792	$(21,267,669)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
Years Ended April 30
(unaudited)

		Retained
	Contributed	Earnings	Total
	Capital	(Deficit)	Equity
Balances, April 30, 2003	$24,844,077	$(23,684,756)	$1,159,321

Contributed capital from Mescalero Apache Tribe:
Contributions from Mescalero Apache Tribe:	1,309,301	—	1,309,301
Forgiveness of allocated pension cost	29,960,298	—	29,960,298
Operating transfers	—	(13,170,204)	(13,170,204)
Net income	—	39,744,883	39,744,883

Balances, April 30, 2004	56,113,676	2,889,923	59,003,599

Contributed capital from Mescalero Apache Tribe:
Construction of Resort	9,999,959	—	9,999,959
Distributions to Mescalero Apache Tribe:
Capital Distribution/Operating Transfers	(7,970,285)	(5,029,715)	(13,000,000)
Net Income	—	2,139,792	2,139,792

Balances, April 30, 2005	58,143,350	—	58,143,350

Distributions to Mescalero Apache Tribe:
Capital Distribution/Operating Transfers	(5,510,254)	—	(5,510,254)
Net loss	—	(21,267,669)	(21,267,669)

Balances, April 30, 2006	$52,633,096	$(21,267,669)	$31,365,427

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Years Ending April 30,
	2004	2005	2006
Cash flows from operating activities
Net income (loss)	$39,744,883	$2,139,792	$(21,267,669)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,930,236	7,269,578	17,779,316
Amortization of deferred finance costs	—	—	1,625,244
Changes in assets and liabilities:
Restricted cash and cash equivalents	(58,265)	533,514	—
Accounts receivable, net of allowance	143,096	(544,910)	12,056
Inventories	(113,056)	(460,921)	619,717
Prepaid revenue sharing fees	(4,218,673)	4,218,673	—
Prepaid expenses	(173,056)	(398,135)	487,415
Other long-term assets	(60,911)	(118,301)	153,210
Accounts payable	(797,598)	2,060,634	(66,837)
Accrued expenses	3,571,823	5,255,709	(244,868)
Accrued revenue sharing and regulatory fees	(16,821,082)	(22,572,558)	—
Accrued interest payable	12,048,378	(847,928)	(450)
Deposits and advance payments	(82,408)	330,265	(624,895)

Net cash provided by (used in) operating activities	38,113,367	(3,134,588)	(1,527,761)

Cash flows from investing activities:
Purchase of property, plant and equipment	(107,003,099)	(88,661,149)	(14,769,093)
Construction accounts payable	6,453,445	(5,463,633)	(5,870,860)

Net cash used in investing activities	(100,549,654)	(94,124,782)	(20,639,953)

Cash flows from financing activities:
Deferred financing costs	(10,929,493)	1,708,352	—
Cash held for construction payments	(132,763,729)	96,893,043	17,699,152
Cash proceeds from the issuance of notes	200,000,000	—	—
Principal borrowings on long-term debt	—	—	15,420,363
Principal (payments) on long-term debt, net	(5,506,865)	(418,406)	(2,391,696)
Distributions to Mescalero Apache Tribe	(13,170,204)	(13,000,000)	(5,510,254)
Contributions from Mescalero Apache Tribe	31,269,599	9,999,959	—

Net cash provided by financing activities	68,899,308	95,182,948	25,217,565

Net increase (decrease) in cash and cash equivalents	6,463,021	(2,076,422)	3,049,851

Cash and cash equivalents, beginning of year	9,331,922	15,794,943	13,718,521

Cash and cash equivalents, end of year	$15,794,943	$13,718,521	$16,768,372

Supplemental cash flow information:
Cash paid for interest	$60,115	$24,250,669	$26,840,510

Non-cash investing and financing activities:
Property, plant and equipment acquired through capital lease	$6,453,445	$—	$223,623
Contributions from Mescalero Apache Tribe	$1,309,301	$—	$—

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